EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated July 26, 2021, relating to the financial statements of Atlas Technology Group, Inc. for the Years ended December 31, 2019 and 2020, and to all references to our firm included in this Registration Statement.

/s/ M.S. Madhava Rao

_______________________

 M.S. Madhava Rao

Chartered Accountant

Bangalore, India

July 26, 2021